EXHIBIT 1

                             FACE OF CERTIFICATE

                                                     Initial Invested Amount:
REGISTERED                                           $100,000,000
Certificate No. R-4
                                                     CUSIP NO. 141389AY2

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                        CARCO AUTO LOAN MASTER TRUST

                              6.689% AUTO LOAN
                  ASSET BACKED CERTIFICATES, SERIES 1997-1

evidencing a fractional undivided interest in certain assets of the

                        CARCO AUTO LOAN MASTER TRUST

the corpus of which consists primarily of wholesale (i.e., dealer floorplan) receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of Chrysler Financial Corporation meeting certain eligibility criteria. This certificate (a "Certificate") does not represent an interest in, or obligation of, U.S. Auto Receivables Company (the "Seller" or "USA"), Chrysler Financial Corporation or any affiliate thereof.


     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof or be valid for any purpose.




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     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed.

                                          U.S. AUTO RECEIVABLES COMPANY,

                                            by   /s/ DM Cantwell
                                                 ----------------------
                                                 Name:
                                                 Title:

Dated: August 18, 1997

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.


THE BANK OF NEW YORK
as Trustee,

   by   /s/ Leslie P. Reichwern
        -----------------------
        Authorized Officer